SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2014

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of the stockholders of the Company (the “Special Meeting”) was held on April 10, 2014. The following matter was voted on at the Special Meeting. The matter is more fully described in the Company’s Definitive Proxy Statement for the 2014 Special Meeting, as filed with the SEC on March 14, 2014.

1. The proposal to ratify the terms of the issuance and sale of the Company’s Common Stock, Series D Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d). The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,071,904	10,480	4,720	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2014

SELECTICA, INC. By: /s/ Todd Spartz Name: Todd Spartz Title: Chief Financial Officer